Exhibit 10.23

AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to the Amended and Restated Employment Agreement (this “Agreement”), dated as of February 11, 2026 (the “Date of Amendment”), is made by and between Standard Premium Finance Holdings, Inc., a Florida corporation (the “Company”), and Brian Krogol (the “Executive”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Amended and Restated Employment Agreement dated March 31, 2025 to which Executive and the Company are parties. Where the context permits, references to the Company shall include any successor to the Company.

W I T N E S S E T H:

WHEREAS, effective as of March 31, 2025, Executive and the Company are parties to that certain Amended and Restated Employment Agreement dated as of March 31, 2025 (the “Original Agreement”); and

WHEREAS, the Company and Executive mutually desire to enter into this Agreement, which amends the Original Agreement, and shall supersede and replace specific terms and conditions of the Original Agreement, except as otherwise provided herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, together with other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

The Base Salary is changed from $175,000 to $180,000.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

STANDARD PREMIUM FINANCE HOLDINGS, INC.

By:   /s/ Carl Christian Hoecher

Name: Carl Christian Hoechner

Title: Chairman of the Compensation Committee

EXECUTIVE

   /s/ Brian Krogol